EXHIBIT 5.1

Landey Strongin Partner 747 Third Avenue, 11th Floor New York, NY 10017 (212) 759-3300 strongin@dssvlaw.com

 May 5, 2014
Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, Michigan 48104

Re:           Advanced Photonix, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Advanced Photonix, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $4,000,000 aggregate maximum offering price of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Stock (the “Securities”).  The Securities being registered under the Registration Statement will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”), if applicable, to the Prospectus contained in the Registration Statement.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation, as currently in effect; (iii) the Company’s By-laws, as currently in effect; and (iv) records of proceedings and actions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement and related matters.

In our examination of the above-referenced documents, we have also assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (ii) the Prospectus and any Prospectus Supplement required by applicable laws have been prepared and timely filed with the Commission; (iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinion set forth below is subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, preferential transfers and equitable subordination); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, are considered in a proceeding at law or in equity); (iii) the possible unenforceability of indemnity and contribution provisions; (iv) the effect and possible unenforceability of choice of law provisions; (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy; (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud; (vii) the possible unenforceability of forum selection clauses; (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing; and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that when (a) the Board (or a committee thereof duly authorized by the Board) has taken all necessary corporate action to approve the issuance and terms of such shares of Class A Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Class A Stock have been duly executed, countersigned, registered and delivered, or the shares of Class A Stock have been duly registered and issued electronically, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (or a committee thereof duly authorized by the Board), upon payment of the consideration therefor (not less than the par value of the Class A Stock) provided for therein, then such shares of Class A Stock will be validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the Delaware General Corporation Law (the “DGCL”) and the laws of the State of New York, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP

By:	/s/ Landey Strongin
Landey Strongin, Esq.